Exhibit 10.1

WAIVER AND AMENDMENT AGREEMENT

This Waiver and Amendment Agreement dated as of August 13, 2024 (the “Agreement”) is by and between TruGolf Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned Buyers (as defined below) identified on the signature pages hereto.

Capitalized terms not defined herein shall have the meanings assigned to them in that certain (i) Securities Purchase and Exchange Agreement (the “SPA”) dated as of February 2, 2024 by and among the Company and each purchaser identified on the signature pages thereto (each, a “Buyer” and collectively, the “Buyers”); (ii) the senior convertible notes dated as of February 6, 2024 (collectively, the “Notes”) issued by the Company to each Buyer; (iii) the series A and series B warrants issued pursuant to the SPA (the “Warrants”); and (iv) the registration rights agreement dated February 6, 2024 by and among the Company and each Buyer (the “Registration Rights Agreement”).

WITNESSETH:

WHEREAS, the Company is requesting a waiver from, and the amendment of, certain provisions of the SPA, Notes and Registration Rights Agreement, in each case as provided in this Agreement; and

WHEREAS, Section 9(e) of the SPA, Section 15 of the Notes and Section 10 of the Registration Rights Agreement provides that the Required Holders may waive and/or amend the terms of the SPA and the Notes, which waiver and/or amendment shall be binding on all Buyers and Note holders.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Waiver of SPA Covenants. The Buyers representing the Required Holders hereby waive any breach of the representations and warranties set forth in the first sentence of Section 3(k) of the SPA and the covenants set forth in Section 4(c) of the SPA from the Initial Closing Date through the date hereof.

2. Amendment of SPA. The Buyers representing the Required Holders and the Company agree to amend the following provisions of the SPA as follows:

(a) The term “Additional Closing Expiration Date” in the SPA is hereby extended to the date that is eleven (11) months from the initial effective date of the initial registration statement filed pursuant to the Registration Rights Agreement.

(b) Section 4(c) of the SPA is hereby amended and restated as follows:

“Reporting Status. Commencing on August 13, 2024, until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Notwithstanding anything to the contrary herein, until August 13, 2024, the representations and warranties set forth in Section 3(k) of the SPA shall be deemed to be true and correct.”

(c) The definition of “Excluded Securities” in Section 4(k) of the SPA is hereby amended to include the following new subsection (vii):

“(vii) the issuance to members of the Company’s board of directors (or affiliates thereof) of non-convertible, unsecured note payables with a maturity date that is later the Maturity Date of the Notes.”

3. Waiver of Note Defaults. The Buyers representing the Required Holders hereby waive any Events of Default that may have occurred or will occur from the Initial Closing Date through August 13, 2024 (or through September 3, 2024 with respect to (iv) below) directly or indirectly due to: (i) the failure to comply with Section 4(c) of the SPA; (ii) the failure to pay interest amounts due pursuant to the Notes; (iii) any defaults on outstanding indebtedness held by High Creek, Greentree, R-Opus Management Inc., any Sponsor (as defined in the Company’s SEC Reports), or any affiliates of the foregoing; (iv) any Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information failure. For the avoidance of doubt, the waiver of the Event of Default set forth in subsection (iv) above shall not waive the payment of any penalties for such failures, except as set forth in Section 6 below.

4. Amendment of Notes. The Buyers representing the Required Holders and the Company agree to amend Section 2(a) of the Notes to add the following sentence:

“Notwithstanding the existence of an Equity Conditions Failure, at the Holder’s election, (i) the Company shall issue Interest Shares in connection with the interest payments due April 1, 2024, July 1, 2024 and October 1, 2024 (of which, the payments due April 1, 2024 and July 1, 2024 shall be paid on or about the date of this Agreement utilizing the Alternate Conversion Price); or (ii) the Company shall be permitted to increase the Principal amount of the Note to include the interest payments that were due on April 1, 2024 and July 1, 2024, and on October 1, 2024 the Company shall be permitted to increase the Principal amount of the Note to include the interest payment due on such date.”

5. Amendment of Registration Rights Agreement. The Buyers representing the Required Holders and the Company agree to amend Section 2(e) of the Registration Rights Agreement to add the following sentence:

“Any Registration Delay Payments may be satisfied by the Company by the issuance of Common Stock valued at the Alternate Conversion Price, subject to any limitations set forth in NASDAQ Listing Rule 5635(d).

6. Waiver of Registration Rights Agreement Section 2(e) Failures. The Buyers representing the Required Holders hereby waive the breach under the Registration Rights Agreement due to a Filing Failure, Maintenance Failure, or Current Public Information Failure that may have occurred or will occur from the Initial Closing Date through August 13, 2024. The Buyers representing the Required Holders further waive the breach under the Registration Rights Agreement due to an Effectiveness Failure that may have occurred or will occur from the Initial Closing Date through September 3, 2024. Notwithstanding the foregoing, any Registration Delay Payments due under the Section 2(e) of the Registration Rights Agreement due as a result of the Company’s failure to have the Registration Statement declared effective by the Effectiveness Deadline shall not be waived and shall remain enforceable. All outstanding Registration Delay Payments, as of the date hereof, shall be paid on or about the date of this Agreement.

7. Purchase of Additional Notes. Solely with respect to the Buyers so indicated on the signature page hereto, upon effectiveness of a registration statement in accordance with the Registration Rights Agreement, such Buyers hereby waive the following Equity Conditions set forth in the SPA and by execution of this Agreement such Buyers subscribe for such Additional Notes in the amount set forth opposite their name so indicated on the signature page hereto, subject to compliance with the remaining Equity Conditions:

(a) The Buyers waive compliance with the Volume Failure and Price Failure requirements of the Equity Conditions;

(b) The Buyers waive compliance subsection (xii) of the Equity Conditions solely with respect to any Events of Default described in Section 3 above.

For an avoidance of doubt, such waivers of the Equity Conditions within this Section 7 only apply to the amounts set forth opposite their name so indicated on the signature page hereto and not for any other amount of Additional Notes.

8. No Implied Waiver or Consent. Except for the specific waivers and amendments set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any covenant or agreement contained in the SPA, Registration Rights Agreement and Notes, and all covenants and agreements contained in the SPA, Registration Rights Agreement and Notes s are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

9. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Buyers with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Required Holders. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

10. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof.

11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

12. Non-Accountable Expense Reimbursement. Upon execution of this Agreement, the Company will reimburse SandTrap Opportunities LLC and Greentree Financial Group Inc., respectively, for certain expenses in the amount of $30,000 and make an additional $30,000 payment on September 3, 2024.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

TruGolf Holdings, Inc.

By:
Name:
Title:

BUYER

By:
Name:
Title:

Section 7 of Agreement purchase of Additional Notes	$___________________

Common Stock to be issued for Registration Delay Payments

Pursuant to Section 4 of Agreement, Buyer selects to have interest paid as follows:	____ Issuance of Interest Shares ____ Adding to Principal Amount